Exhibit 99.1

YUME REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Redwood City, Calif. – February 27, 2014 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2013. Financial highlights include:

Fourth Quarter 2013

●	Revenue of $54.0 million, an increase of 19% from the fourth quarter of 2012 (Q4 2012);
●	Gross margin of 48.1%, compared to 48.4% in Q4 2012;
●	Adjusted EBITDA[1] of $8.3 million, compared to $9.1 million in Q4 2012;
●	Net income attributable to common shareholders of $5.4 million, or $0.16 per diluted share, compared to $0.4 million, or $0.06 per diluted share, in Q4 2012.

Full Year 2013

●	Revenue of $151.1 million, an increase of 29% from 2012;
●	Gross margin of 46.9%, compared to 46.0% in 2012;
●	Adjusted EBITDA[1] of $9.0 million, compared to $11.8 million in 2012;
●	Net income attributable to common shareholders of $0.3 million, or $0.02 per diluted share, compared to $0.1 million, or $0.02 per share, in 2012.

“2013 was another successful year for YuMe, with strong financial results and continued execution on our long-term growth strategies,” said Jayant Kadambi, Chief Executive Officer of YuMe. “2014 is off to a strong start, and we are confident in our ability to drive financial performance while investing for long-term growth through further product enhancements such as TV-style audience targeting, continued geographical expansion and the addition of our programmatic solution.”

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Customer highlights for the fourth quarter include:

●	367 advertising customers, an increase of 38% from 265 in Q4 2012;
●	Average revenue per advertising customer of $145,000, a decrease of 14% year-over-year.

Customer highlights for the full year 2013 include:

●	580 advertising customers, an increase of 29% from 449 for the full year 2012;
●	Average revenue per advertising customer of $255,000, a decrease of 1% from $257,000 for the full year 2012.

Business Outlook:

Today, the Company is providing the following estimates for its key financial measures for the first quarter and full year 2014:

	Q1 2014	FY 2014
Revenue	$35.0 - $36.0 million	$190 - $200 million
Adjusted EBITDA	$(4.0) - $(3.0) million	$2.0 - $8.0 million

Conference Call and Webcast Information:

Senior management will host a conference call today at 4:30 p.m. ET to discuss the Company’s results and outlook. The event can be accessed by dialing (877) 941-1429 or (480) 629-9858 (conference ID: 4667640). A replay will be available through Thursday, March 6 at (800) 406-7325 or (303) 590-3030 (conference ID: 4667640). A Webcast of the live call and replay will also be available at http://investors.yume.com.

About YuMe

YuMe, Inc. is a leading provider of digital video brand advertising solutions. Its proprietary data-science driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and eleven additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words "may," "will," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy; our operating results, including revenue, gross margin, net loss and adjusted EBITDA; market trends; and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2013	December 31, 2012
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$42,626	$27,909
Marketable securities	7,295	–
Accounts receivable, net	65,493	48,067
Prepaid expenses and other current assets	2,572	1,355
Total current assets	117,986	77,331

Marketable securities – long-term	14,186	–
Property, equipment and software, net	6,610	5,551
Goodwill	3,902	3,902
Intangible assets, net	2,049	2,847
Restricted cash	292	292
Deposits and other assets	362	691
Total assets	$145,387	$90,614

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,722	$6,893
Accrued digital media property owner costs	17,359	12,475
Accrued liabilities	12,734	7,219
Deferred revenue, current	314	528
Notes payable, current	–	185
Capital leases, current	359	631
Total current liabilities	38,488	27,931

Capital leases, non-current	22	380
Other long-term liabilities	139	178
Deferred tax liability	773	962
Preferred stock warrant liability	–	301
Total liabilities	39,422	29,752

Convertible preferred stock	–	76,191

Stockholders’ equity (deficit):
Common stock	32	5
Additional paid-in-capital	127,690	6,782
Accumulated deficit	(21,677)	(21,998)
Accumulated other comprehensive loss	(80)	(118)
Total stockholders’ equity (deficit)	105,965	(15,329)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$145,387	$90,614

(1) The condensed consolidated balance sheet as of December 31, 2012 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
				(1)

Revenue	$54,039	$45,469	$151,128	$116,744
Cost of revenue(2)	28,063	23,442	80,242	62,985
Gross profit	25,976	22,027	70,886	53,759

Operating expenses:
Sales and marketing(2)	14,273	8,986	47,118	31,385
Research and development(2)	1,417	875	4,499	2,766
General and administrative(2)	4,406	4,229	17,992	12,466
Total operating expenses	20,096	14,090	69,609	46,617

Income from operations	5,880	7,937	1,277	7,142
Interest and other income (expense):
Interest expense	(6)	(21)	(47)	(117)
Other income (expense), net	13	(109)	(239)	(147)
Total interest and other income (expense)	7	(130)	(286)	(264)

Income before income taxes	5,887	7,807	991	6,878
Income tax expense	(508)	(652)	(670)	(612)

Net income	$5,379	$7,155	$321	$6,266
Net income attributable to common shareholders	$5,379	$362	$321	$89

Net income per share attributable to common stockholders:
Basic	$0.17	$0.08	$0.02	$0.02
Diluted	$0.16	$0.06	$0.02	$0.02
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	31,916	4,801	15,752	4,716
Diluted	33,461	5,840	17,250	5,545

(1)	The condensed consolidated statement of operations for the year ended December 31, 2012 was derived from audited financial statements.

(2)	Stock-based compensation included above:
	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Cost of revenue	$78	$24	$185	$128
Sales and marketing	619	197	1,806	1,215
Research and development	123	117	346	184
General and administrative	506	166	1,497	515
Total employee stock-based compensation	$1,326	$504	$3,834	$2,042

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$5,379	$7,155	$321	$6,266
Adjustments:
Interest expense	6	21	47	117
Income tax expense	508	652	670	612
Depreciation and amortization expense	1,066	738	4,103	2,783
Stock-based compensation expense	1,326	504	3,834	2,042
Total Adjustments	2,906	1,915	8,654	5,554
Adjusted EBITDA	$8,285	$9,070	$8,975	$11,820